To the Board of Directors and Stockholders

Parallel Solutions, Inc.

Park City, Utah

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the balance sheets of Parallel Solutions, Inc. as of December 31, 2012, 2011, and 2010 and the related statements of operations, stockholders’ deficit, and cash flows for the years then ended.  Parallel Solutions, Inc.’s management is responsible for these financial statements.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  Our audit of the financial statements includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Parallel Solutions, Inc. as of December 31, 2012, 2011, and 2010 and the results of its operations, stockholders’ deficit, and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has suffered recurring losses and had negative cash flows from operations that raise substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Weaver Martin & Samyn, LLC

Kansas City, Missouri

March 7, 2013

(1)

Parallel Solutions, Inc.
Balance Sheet
	December 31,	December 31,	December 31,
	2012	2011	2010
Assets
Current assets:
Cash	$27,625	$46,609	$69,433
Accounts receivable	90,797	85,600	129,062
Due from shareholder	2,407	13,319	-
Prepaid expenses	-	79	-

Total current assets	120,829	145,607	198,495

	$120,829	$145,607	$198,495

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$81,363	$79,973	$128,443
Accrued credit cards payable	1,760	6,770	6,281
Due to shareholder	-	-	11,294
Demand notes payable	354,390	265,190	210,155

Total current liabilities	437,513	351,933	356,173

Commitments and contingencies:
Shareholders' deficit:
Common stock, $1.00 par value; 75,000 shares
authorized and 1,000 issued and outstanding	1,000	1,000	1,000
Retained deficit	(317,684)	(207,326)	(158,678)

Total shareholders' deficit	(316,684)	(206,326)	(157,678)

	$120,829	$145,607	$198,495

See notes to financial statements.

(2)

Parallel Solutions, Inc.
Statement Of Operations
	For the Year	For the Year	For the Year
	Ended	Ended	Ended
	December 31,	December 31,	December 31,
	2012	2011	2010
Income	$981,444	$1,152,647	$1,023,186

Direct commissions	412,384	583,821	535,864

Gross profit	569,060	568,826	487,322

Payroll and payroll tax expense	505,446	455,252	503,471
Other general and administrative	173,972	162,222	157,177
	679,418	617,474	660,648

Loss from operations	(110,358)	(48,648)	(173,326)

Other income (expense):
Interest expense	-	-	-
Interest income	-	-	-

	-	-	-

Loss before income tax	(110,358)	(48,648)	(173,326)

Income tax expense	-	-	-

Net loss	$(110,358)	$(48,648)	$(173,326)

Weighted average loss per share,
basic and diluted	$(110.36)	$(48.65)	$(173.33)

Weighted average outstanding shares,
basic and diluted	1,000	1,000	1,000

See notes to financial statements.

(3)

Parallel Solutions, Inc.
Statement Of Shareholders' Deficit
For the Years Ended December 31, 2012, 2011, and 2010

	Common	Retained	Total
	Stock	Deficit	Equity

Balance, December 31, 2009	$1,000	$14,648	$15,648

Net loss for the year	-	(173,326)	(173,326)

Shareholder distributions	-	-	-

Balance, December 31, 2010	$1,000	$(158,678)	$(157,678)

Net loss for the year	-	(48,648)	(48,648)

Shareholder distributions	-	-	-

Balance, December 31, 2011	$1,000	$(207,326)	$(206,326)

Net loss for the year	-	(110,358)	(110,358)

Shareholder distributions	-	-	-

Balance, December 31, 2012	$1,000	$(317,684)	$(316,684)

See notes to financial statements.

(4)

Parallel Solutions, Inc.
Statement of Cash Flows
	For the Year	For the Year	For the Year
	Ended	Ended	Ended
	December 31,	December 31,	December 31,
	2012	2011	2010
Operating activities:
Net loss	$(110,358)	$(48,648)	$(173,326)
Adjustments to reconcile net loss to cash flows
from operating activities:
Change in assets and liabilities-
Accounts receivable	(5,197)	43,462	(62,406)
Due to/ from shareholder	10,912	(24,613)	11,294
Prepaid expenses	79	(79)	119
Accounts payable	1,390	(48,470)	68,612
Accrued credit cards payable	(5,010)	489	4,095
Accrued expenses - other	-	-	(117)

Cash provided by (used by) operating activities	(108,184)	(77,859)	(151,729)

Investing activities:
Purchase of fixed assets	-	-	-

Cash provided by (used by) investing activities	-	-	-

Financing activities:
Net borrowings	89,200	55,035	189,988
Distributions to shareholder	-	-	-

Cash provided by (used by) financing activities	89,200	55,035	189,988

Increase (decrease) in cash	(18,984)	(22,824)	38,259
Cash, beginning of year	46,609	69,433	31,174

Cash, end of year	$27,625	$46,609	$69,433

Supplemental cash flow information:
Interest paid	$-	$-	$-
Income taxes paid	$-	$-	$-

See notes to financial statements.

(5)

Parallel Solutions, Inc.

Notes to Financial Statements

As of and for the Years Ended December 31, 2010, 2011, and 2012

1.

Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

Parallel Solutions, Inc. (referred to herein as the “Company”, “we”, “us”, “our” and similar terms) was incorporated in the State of Nevada, United States of America, on December 27, 2007.  Parallel Solutions, Inc. is an Internet based payment processing solutions provider that targets businesses accepting payments via credit cards and electronic checks. The geographic area is the United States and we serve all-merchant segments.

The Company sold its residual income stream to Spindle, Inc. (Spindle), a publically traded company, effective January 1, 2013.  Spindle also hired most of the company’s employees as of that date, therefore the Company will not continue on as it has previously operated.  See Note 2 and 9 for further details.

Summary of Significant Accounting Policies

This summary of significant accounting policies is presented to assist in understanding our financial statements.  Our financial statements and notes are representations of our management who is responsible for their integrity and objectivity.  These accounting policies conform to generally accepted accounting principles in the United States of America (“GAAP”) and have been consistently applied in the presentation of these financial statements.  The financial statements are stated in United States of America dollars.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires our management to make estimates and assumptions that affect the amounts reported in the financial statements and notes. Actual results could differ from those estimates, but our management does not believe such differences will materially affect our financial position, results of operations or cash flows.

Revenue Recognition

It is our policy to recognize revenue in accordance with ASC subtopic 605-10.  Revenue from residual income is recognized in the period it is earned.

Cash and Cash Equivalents

Cash equivalents consist principally of any financial instrument with maturities of generally three months or less and cash investments with financial institutions.

Year-end

The Company’s year-end is December 31.

Income Taxes

As of the date of its inception, the Company elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code.  Under those provisions, the Company does not pay federal or state corporate income taxes on its taxable income.  Instead, the shareholder is liable for individual federal income taxes on the Company’s taxable income.

(6)

Parallel Solutions, Inc.

Notes to Financial Statements

As of and for the Years Ended December 31, 2010, 2011, and 2012

Long-Lived Assets:

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.  Impairment is measured by comparing the carrying value of the long-lived asset to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition.  We determined that as of December 31, 2012, 2011 and 2010, there had been no impairment in the carrying value of long-lived assets.

Concentrations on Credit Risk

The financial instruments that are exposed to credit risk consist primarily of our cash and receivables.  Our cash equivalents are in major banks and financial institutions.  Substantially all deposits held with banks were insured by the Federal Deposit Insurance Corporation.  The Company has not experienced any losses as a result of its cash concentration.  Generally these deposits may be redeemed upon demand and, therefore, bear minimal risk.

Concentrations of credit risk with respect to receivables are limited due to the large number of customers and their dispersion across demographic areas, however, the Company’s revenues are derived principally from uncollateralized residuals from customers in the same industry; therefore customers may be similarly affected by changes in economic and other conditions within the industry. There have not been any significant credit losses on revenues in the past.

Financial Instruments

The carrying value of the Company's cash and cash equivalents, accounts receivable, and accounts payable, approximate fair value because of the short-term maturity of these instruments.  Fair values are based on quoted market prices and assumptions concerning the amount and timing of estimated future cash flows and assumed discount rates reflecting varying degrees of perceived risk.  Refer to Note 6 for further explanations.

Basic and Diluted Loss Per Share

In accordance with ASC subtopic 260-10, the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding.  Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.  At December 31, 2012, 2011, and 2010, we had no stock equivalents that were anti-dilutive and excluded in the earnings per share computation, therefore basic loss per share and diluted loss per share are the same.

Revenue Concentrations

For the year ended December 31, 2012, 48.98% of our revenues have been generated by our top sales representative.  No other sales representatives accounted for more than 10% of revenues.

(7)

Parallel Solutions, Inc.

Notes to Financial Statements

As of and for the Years Ended December 31, 2010, 2011, and 2012

For the year ended December 31, 2011, 60.87% of our revenues have been generated by our top two sales representatives.  The top two sales representatives accounted for 39.15%, and 21.72%, respectively.  No other sales representatives accounted for more than 10% of revenues.

For the year ended December 31, 2010, 34.42% of our revenues have been generated by our top sales representative.  No other sales representatives accounted for more than 10% of revenues.

Recent Accounting Pronouncements

The Company has evaluated all new accounting pronouncements as of the date of these financial statements and has determined that none have or will have a material impact on the financial statements or disclosures.

2.

Basis of presentation - Going Concern

Our accompanying financial statements have been prepared in conformity with GAAP, which contemplates our continuation as a going concern.  At December 31, 2012, we had incurred losses of $317,684, have cash on hand of only $27,625, and have a working capital deficit of $316,684.  The Company sold the majority of its residual income stream to Spindle, Inc. (Spindle), a publically traded company, effective January 1, 2013.  Spindle also hired most of the company’s employees as of that date, therefore the Company will not continue on as it has operated in the past.  Our financial statements do not include any adjustments that might result from these uncertainties.  See Note 9 for further details.

3.

Accounts Receivable

Accounts receivable are carried on a gross basis, with no discounting.  There is no allowance for doubtful accounts as of December 31, 2010, 2011, and 2012 because all of our accounts receivables on those dates are current and have been collected in subsequent periods.  No allowance for doubtful accounts is recognized at the time the revenue, which generates the accounts receivable, is recognized.  There is no collateral held for accounts receivables.  Generally, our accounts receivables are collected approximately 30 days after the months they are generated.

4.

Commitments

Rent expense relating to operating leases was $32,525, $31,875 and $26,819, respectively, for the years ended December 31, 2010, 2011 and 2012.  The Company rents office space in Park City, Utah under a lease agreement that expires on November 30, 2014.  Future minimum payments for this lease are; $26,063 in 2013, and $24,982 in 2014.  Total minimum future payments as of December 31, 2012 is $51,045.

5.

Related Party Transactions

As of December 31, 2010, the Company owed its shareholder $11,294.  As of December 31, 2011 and 2012, its shareholder owed the Company $13,319 and $2,407, respectively.

(8)

Parallel Solutions, Inc.

Notes to Financial Statements

As of and for the Years Ended December 31, 2010, 2011, and 2012

As of December 31, 2010, 2011, and 2012, the Company owed $210,155, $265,190, and $354,390, respectively, to an entity that was 25% indirectly owned by the owner.  See Note 8 for further details.

6.

Fair Value Measurements

The Company adopted ASC Topic 820-10 at the beginning of 2009 to measure the fair value of certain of its financial assets required to be measured on a recurring basis.  The adoption of ASC Topic 820-10 did not impact the Company’s financial condition or results of operations.  ASC Topic 820-10 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value.  The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).  ASC Topic 820-10 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants on the measurement date.  A fair value measurement assumes that the transaction to sell the asset or transfer the liability occurs in the principal market for the asset or liability.  The three levels of the fair value hierarchy under ASC Topic 820-10 are described below:

Level 1 - Valuations based on quoted prices in active markets for identical assets or liabilities that an entity has the ability to access.

Level 2 - Valuations based on quoted prices for similar assets and liabilities in active markets, quoted prices for identical assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable data for substantially the full term of the assets or liabilities.

Level 3 - Valuations based on inputs that are supportable by little or no market activity and that are significant to the fair value of the asset or liability.  The Company has no level 3 assets or liabilities.

The following table presents a reconciliation of all assets and liabilities measured at fair value on a recurring basis as of December 31, 2010:

	Level 1	Level 2	Level 3	Fair Value
Cash	$ 69,433	$ -	$ -	$ 69,433
Accounts receivable	-	129,062	-	129,062
Due to shareholder	-	11,294	-	11,294
Accounts payable	-	128,443	-	128,443
Accrued credit cards	-	6,281	-	6,281
Demand notes payable	-	210,155	-	210,155

(9)

Parallel Solutions, Inc.

Notes to Financial Statements

As of and for the Years Ended December 31, 2010, 2011, and 2012

The following table presents a reconciliation of all assets and liabilities measured at fair value on a recurring basis as of December 31, 2011:

	Level 1	Level 2	Level 3	Fair Value
Cash	$ 46,609	$ -	$ -	$ 46,609
Accounts receivable	-	85,600	-	85,600
Due from shareholder	-	13,319	-	13,319
Accounts payable	-	79,973	-	79,973
Accrued credit cards	-	6,770	-	6,770
Demand notes payable	-	265,190	-	265,190

The following table presents a reconciliation of all assets and liabilities measured at fair value on a recurring basis as of December 31, 2012:

	Level 1	Level 2	Level 3	Fair Value
Cash	$ 27,625	$ -	$ -	$ 27,625
Accounts receivable	-	90,797	-	90,797
Due from shareholder	-	2,407	-	2,407
Accounts payable	-	81,363	-	81,363
Accrued credit cards	-	1,760	-	1,760
Demand notes payable	-	354,390	-	354,390

7.

Common Stock

The Company has 75,000 shares of common stock authorized with a par value of $1.00 per shares.  As of December 31, 2010, 2011, and 2012, there are 1,000 shares issued and outstanding.  All the shares are owned by the same person.

There were no shareholder distributions during the years ended December 31, 2010, 2011, and 2012.

There are no outstanding options or warrants as of December 31, 2010, 2011, and 2012.

8.

Demand Notes Payable

The Company has debt owed to an entity that is 25% indirectly owned by the owner.  The debt does not have an interest rate and is due on demand.  As of December 31, 2010, 2011, and 2012, the Company owes $210,155, $265,190, and $354,390, respectively.  Interest has not been imputed on these balances as the amount was not material to these financial statements.

(10)

Parallel Solutions, Inc.

Notes to Financial Statements

As of and for the Years Ended December 31, 2010, 2011, and 2012

9.

Sale of Residual Revenue Stream to Spindle, Inc.

In an asset purchase agreement signed on December 31, 2012 and effective January 1, 2013, the Company sold the majority of its residual revenue stream contracts to Spindle, Inc., a public company in exchange for 538,570 shares of Spindle’s common stock.  Spindle also hired most of the company’s employees as of that date.  The residual revenue stream contracts that the Company did not sell to Spindle generated $0, $0, and $39,376 in gross residual revenues during the years ended December 31, 2010, 2011, and 2012, respectively.

10.

Subsequent Events

The Company has evaluated all subsequent events through March 7, 2013, the date the financial statements were issued, and has determined that there are no events to record or disclose in these financial statements.

(11)